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                                                                    Exhibit 10.4

                     License and Stock Purchase Agreement

     This Agreement is between Essential Communications Corporation, a corporation ("Essential"), and Acteon Networks, Inc. a Delaware corporation ("Acteon"). This Agreement is effective as of April 19, 1996 (the "Effective Date").

                                   Recitals

     A. Essential owns or has the right to license certain Technology (as defined below) relating to network interface adapters.

     B. Acteon is in the business of designing, developing and distributing network communication products and desires to license the Technology from Essential pursuant to the terms of this Agreement.

     C. Essential desires to provide such license to the Technology to Acteon in exchange for shares of Acteon's capital stock pursuant to the terms and conditions of this Agreement.

                                   Agreement

1.   Definitions.

     1.1 "ASIC" means Application Specific Integrated Circuit, a customized operative combination of electronic circuit elements interconnected on or within a continuous substrate to perform a desired electronic function.

     1.2 "Acteon Products" means any products that incorporate, are based upon or otherwise use the Technology; provided (i) that such products incorporate, are based upon or otherwise use the Technology only in combination with a material amount of additional software code, hardware or technology developed by or on behalf of Acteon, such that the Acteon products licensed hereunder are not comprised solely of or substantially completely of the Technology provided or licensed to Acteon hereunder, and (ii) that such products do not comply with HIPPI Serial Standard.

     1.3 "HIPPI-Serial Standard" means High-Performance Parallel Interface-Serial Specification, a standard currently defined within the American National Standards Institute (ANSI) X3 Committee by a working document referred to as X3T11/Project 1117-D/Rev 2.2, including any future revisions of such working document.

     1.4 "Roadrunner ASIC" means the ASIC currently sold by Essential (Part No. 93-0032) and used to implement a network interface card with a HIPPI-Serial interface and a PCI bus host interface.

     1.5 "Technology" means all technical and non-technical information, data, specifications, hardware, schematics, firmware, software or other materials listed on Exhibit A attached hereto, and all trade secrets, copyrights, mask works, patents, know-how and other intellectual property rights therein, related thereto or based upon or incorporating such materials.

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2.   License.

     2.1 License Grant. Subject to and in consideration of the terms and conditions hereof, Essential hereby grants to Acteon a non-exclusive, worldwide, perpetual and royalty-free license to use, have used, make, have made, offer to sell and sell (including, without limitation, sales for resale or licenses of Acteon Products for sublicense to value-added resellers, original equipment manufacturers or other third parties), Acteon Products (defined at Section 1.2, above), which incorporate, are based upon, or which otherwise use all or any portion of the Technology, and to reproduce, make derivative works of and distribute (including, without limitation, distribution for redistribution or licenses of Acteon Products for sublicense to value-added resellers original equipment manufacturers or other third parties), any software or other materials or information incorporated therein. All rights not expressly granted to Acteon hereunder are reserved by Essential. Acteon acknowledges and agrees that the foregoing license grant conveys no ownership interest in or in the Technology to Acteon and that, except for the license grant, Essential retains all right, title and interest in and to the Technology. The license granted hereunder may not be assigned, by operation of law or otherwise, without the prior written consent of Essential except in a sale of all or substantially all the assets of Acteon or a merger or other reorganization in which Essential has had an opportunity to receive stock or other consideration for stock it holds in Acteon. Acteon agrees that it will not assert any patent infringement claim against Essential, or (with respect to Essential products) against Essential's customers or licensees, that Essential products based on the Technology infringe any patent rights of Acteon, unless such Essential products contain patented material of Acteon which material is separate from the Technology. Essential agrees that it will not assert any patent infringement claim against Acteon, or (with respect to Acteon Products) against Acteon's customers or licensees, that Acteon Products based on the Technology infringe any patent rights of Essential, unless such Acteon Products contain patented material of Essential which material is separate from the Technology.

     2.2 Delivery of Materials. Contemporaneously with the execution of this Agreement, Essential shall deliver to Acteon all the information or materials set forth on Exhibit A.

     2.3 Termination of License. Notwithstanding Section 2.1, in the event that on or before April 1, 1997 (i) the Company has not received capital in the aggregate amount of at least $1,000,000 through equity investments (a "Substantial Investment"), or (ii) this license is assigned in connection with a sale of assets or a merger or other reorganization in which aggregate consideration to Acteon or its stockholders is not less than $2,000,000, Acteon shall notify Essential of such event, and Essential shall have the option, exercisable within thirty (30) days of such notice, to terminate this Agreement and the license granted pursuant to Section 2.1, in exchange for the return of the Shares purchased pursuant to Section 3.

3.   Purchase And Sale Of Stock; Related Agreements.

     3.1 Purchase and Sale. In consideration of the license granted in Section 2, Acteon agrees to sell to Essential and Essential agrees to purchase from Acteon contemporaneously with the execution of this Agreement, five hundred thirteen thousand eight hundred thirty shares (513,830) shares of Common Stock of Acteon (the "Shares") at a purchase price which the

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parties agree is $.01 per share, and Acteon will deliver to Essential a certificate representing the Shares against delivery of all the Technology by Essential.

     3.2 Right of First Refusal. Essential shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that Acteon may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 3.2.3 hereof. Essential's pro rata share is equal to the ratio of (A) the number of shares of Acteon's Common Stock (including all shares of Common Stock issued or issuable upon conversion of any shares of Preferred Stock held by Essential) which Essential is deemed to be a holder immediately prior to the issuance of such Equity Securities to (B) the total number of shares of Acteon's outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of Preferred Stock or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any Common Stock, Preferred Stock or other equity security of Acteon, (ii) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other equity security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

          3.2.1 Exercise of Rights. Prior to, or not later than thirty (30) days after, the issuance by Acteon of any Equity Securities, it shall give Essential written notice of such act or intention, describing the Equity Securities, the price and the terms and conditions upon which Acteon proposes to issue or has issued the same. Essential shall have thirty (30) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to Acteon and stating therein the quantity of Equity Securities to be purchased.

          3.2.2 Termination of Rights of First Refusal. The rights of first refusal established by this Section 3.2 shall not apply to, and shall terminate upon the effective date of the registration statement pertaining to Acteon's initial public offering of its capital stock.

          3.2.3 Excluded Securities. The right of first refusal established by this Section 3.2 shall have no application to any of the following Equity
Securities:

                 (a) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to Acteon or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors (with such approval by the Board of Directors shall include the approval of a representative of an entity (or group of affiliated entities) which has invested not less than $1,000,000 in Acteon; provided, that approval by such representation shall not be required for the issuance of up to 350,000 shares of Common Stock (or options to purchase such shares) issued to persons who are not currently shareholders or officers of the Company);

                 (b) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination;

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                 (c)  shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by Acteon in which shares are issued pro rata to all holders of Common Stock;

                 (d) shares of Common Stock issued upon conversion of any Preferred Stock of Acteon;

                 (e) any Equity Securities issued pursuant to any equipment leasing arrangement, or debt financing from a bank or similar financial institution;

                 (f) any Equity Securities that are issued by Acteon pursuant to a registration statement filed under the Securities Act; and

                 (g) shares of Acteon's Common Stock or Preferred Stock issued in connection with strategic transactions involving Acteon and other entities, including (A) joint ventures, manufacturing, marketing, licensing or distribution arrangements or (B) technology transfer or development arrangements; provided that such strategic transactions and the issuance of shares therein, has been approved by Acteon's Board of Directors.

     3.3 Registration and Information Rights; First Refusal Bylaw. Acteon agrees to provide Essential with information rights and registration rights no less favorable than those provided to the holders of Acteon's preferred stock. Essential agrees that it shall become a party to the agreement initially establishing such information and registration rights, and the covenant set forth in the prior sentence of this Section 3.3 shall terminate upon the effective date of such agreement. Essential agrees to abide by the right of first refusal contained in the Bylaws of the Company; provided that any such right shall be waived as to Essential in the event that such rights does not apply to the holders of Acteon's series of preferred stock issued in connection with a Substantial Investment.

     3.4 Voting Agreement. Essential agrees to hold the Shares and all other shares of capital stock of Acteon now owned or hereinafter acquired by Essential registered in its respective names or beneficially owned by it as of the date hereof (hereinafter collectively referred to as the "Stock") subject to, and to vote the Stock in accordance with, the provisions of this Section 3.4. In any Acteon matter in which the Stock has the right to vote, pursuant to Acteon's Articles of Incorporation, Bylaws or the law, for a merger, consolidation, transfer or sale of capital stock, or sale, lease or disposition of capital stock of Acteon which Acteon intends to have qualify for "pooling" accounting treatment, Acteon shall record the total vote of all capital stock of Acteon eligible to vote. In any such matter, Essential agrees to vote its Stock in the same manner as the vote of holders of not less than two-thirds (excluding for the purposes of such calculation the Stock) of all eligible capital stock of Acteon.

4.   Representations And Warranties.

     4.1 General. Each party hereby represents and warrants that: (a) such party is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement, to provide the consideration provided hereunder and to carry out the provisions hereof; (b) such party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder; and (c) this

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Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles. Each party hereby further represents and warrants that the execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

     4.2 Additional Representations and Warranties of Acteon. The authorized capital stock of Acteon, immediately prior to execution of this Agreement, consisted of twenty million (20,000,000) shares of Common Stock, two million nine hundred thirty-six thousand one hundred seventy (2,936,170) shares of which are issued and outstanding. All issued and outstanding shares of Acteon's Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. When issued in compliance with the provisions of this Agreement, the Shares will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

     4.3 Additional Representations and Warranties of Essential. Essential represents and warrants that the Technology is and will be original and free from any claims of ownership by any third party including, but not limited to, copyright, patent, trademark, trade secret and any and all other intellectual property rights; provided, that Essential makes no representation regarding any portion of the Technology licensed or assigned or developed for Essential by Bryers Consulting Services, Inc., Schroeder & Associates or Network Plumbing (the "Third Party Technology").

     4.4 Investment Representations of Essential. In connection with the sale of the Shares, Essential makes the following representations:

          4.4.1 Essential is acquiring the Shares for its own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Act").

          4.4.2 Essential understands that (a) the Shares have not been registered under the Act by reason of a specific exemption therefrom, that such securities must be held by it indefinitely, and that Essential must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempt from such registration; (b) each certificate representing such shares will be endorsed with the following legends (in addition to any legends required by the California Commissioner of Corporations or other state securities laws):

                    (i) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER

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THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR
EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                    (ii) THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS, INCLUDING RESTRICTIONS ON TRANSFERABILITY, OF THAT CERTAIN LICENSE AND STOCK PURCHASE AGREEMENT, BETWEEN THE COMPANY AND ESSENTIAL COMMUNICATIONS. A COPY OF SUCH AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

                    (iii) THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL IN FAVOR OF THE COMPANY AS SET FORTH IN THE COMPANY'S BYLAWS.

and (c) Acteon will instruct any transfer agent not to register the transfer of the Shares (or any portion thereof) unless the conditions specified in the foregoing legends are satisfied, until such time as a transfer is made pursuant to the terms of this Agreement, and in compliance with Rule 144 under the Act or pursuant to a registration statement or, if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Act or this Agreement.

          4.4.3 Essential has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares acquired hereunder.

          4.4.4 Essential is an "accredited investor" as such term is defined in Rule 501(a) of the rules and regulations promulgated under the Act.

          4.4.5 Essential agrees that during the one hundred eighty (180) day period following the effective date of a registration statement of Acteon filed under the Act, Essential shall not sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound), or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock or other securities of Acteon held by Essential at any time during such period, except Common Stock held by Essential that is included in such registration. In order to enforce the foregoing covenant, Acteon may impose stop-transfer instructions with respect to such Common Stock or other securities until the end of such period; provided, however, Essential shall not remain bound by such obligation if all officers, directors and greater than 1% shareholders of Acteon are not similarly bound.

5.   Indemnification.

     5.1 Indemnification by Essential. Essential shall defend and indemnify Acteon and hold it harmless from any and all damages, liabilities, costs, and expenses (including but not

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limited to reasonable attorneys' fees) incurred by Acteon as a result of any judgement, adjudication or settlement of any claim that the Technology as provided by Essential (other than the Third Party Technology) hereunder infringed any copyright, patent, trademark, trade secret or other proprietary right of any third party, provided that Acteon (a) promptly notifies Essential in writing of any such claim and (b) Essential has the right to defend or settle any such claim at Essential's expense and with Essential's choice of counsel. Acteon shall cooperate with Essential, at Essential's expense, in defending or settling such claim and Acteon may join in defense with counsel of its choice at Acteon's expense. Neither party may settle any claim without the other's consent. Essential shall have no liability hereunder to the extent that the infringement arises from the use of the Technology in combination with any other computer program or computer hardware equipment or device (if such infringement would not otherwise result) or from any modification of the Technology made by Acteon or any third party not at the request of Essential.

     5.2 Indemnification by Acteon. Acteon shall defend and indemnify Essential and hold it harmless from any and all damages, liabilities, costs, and expenses (including but not limited to reasonable attorneys' fees) incurred by Essential as a result of any judgment, adjudication or settlement of any claim against Essential arising from any modification(s) to the Technology made by Acteon or from any representation or warranty (other than a warranty given by Essential to Acteon pursuant to this Agreement) or other act or omission made by Acteon in connection with its marketing or distribution of products incorporating the Technology, provided that (a) Essential promptly notifies Acteon in writing of any such claim and (b) Acteon has the right to defend or settle any such claim at Acteon's expense with Acteon's choice of counsel. Essential shall cooperate with Acteon, at Acteon's expense, in defending or settling such claim. Neither party may settle any claim without the other party's consent.

6.   Limitation Of Liability.

     6.1 Waiver of Consequential Damages. EXCEPT AS PROVIDED IN SECTION 5, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY LOST PROFITS, LOST SAVINGS, OR OTHER INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES OR FOR ANY CLAIM BY ANY OTHER PARTY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING OUT OF OR IN CONNECTION WITH THE GRANTING OR USE OF THE TECHNOLOGY HEREUNDER.

     6.2 Disclaimer of Warranties. EXCEPT AS EXPRESSLY PROVIDED IN SECTION 4.3, ESSENTIAL HEREBY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND OR NATURE, WHETHER EXPRESS OR IMPLIED, RELATING TO THE TECHNOLOGY. ESSENTIAL FURTHER HEREBY EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7. Proprietary Information. Acteon agrees during the term of this Agreement to not use or disclose the Proprietary Information in any manner or for any purpose not contemplated by this Agreement, and will not disclose any such Proprietary Information to any employee, manufacturer, sublicensee or other third party, unless such third party has agreed to be similarly bound. "Proprietary Information" shall mean any deliverables listed on Exhibit A; provided, that

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information shall not be considered to be Essential Proprietary Information if
(1) it has been published or is otherwise readily available to the public other than by a breach of this Agreement; (2) it has been rightfully received by Acteon from a third party without confidentiality obligations; or (3) it has been independently developed for Acteon by personnel or agents having no access to the Essential Proprietary Information.

8.  General.

     8.1 Governing Law, Jurisdiction, Venue. This Agreement is made in accordance with and shall be governed and construed under the laws of the State of California, as applied to agreements executed and performed entirely in California by California residents. In any legal action relating to this Agreement, the parties agree and consent to the exercise of jurisdiction over them by a state or federal court in Santa Clara County, California.

     8.2 Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto. Neither party may assign any of its rights or delegate any of its obligations under this Agreement to any third party without the express written consent of the other, except in the instance of a merger or reorganization of a party or sale of all or substantially all of its assets and except that each party may assign its rights to a subsidiary or affiliate.

     8.3 Notices. All notices or reports permitted or required under this Agreement shall be in writing and shall be delivered by personal delivery, telegram, telex, telecopier, facsimile transmission or by certified or registered mail, return receipt requested, and shall be deemed given upon personal delivery, five (5) days after deposit in the mail, or upon acknowledgment of receipt of electronic transmission.

     8.4 Export Law Compliance. Acteon understands and recognizes that the Technology made available to it hereunder may be subject to the export administration regulations of the United States Department of Commerce and other United States government regulations related to the export of technical data and equipment and products produced therefrom. Acteon represents that it is familiar with and agrees to comply with all such regulations, including any future modifications thereof, in connection with the distribution of products incorporating the Technology. Acteon agrees that it will not export or re-export outside the United States, directly or indirectly, products incorporating the Technology or technical data related thereto without complying with all applicable regulations.

     8.5 No Agency. Nothing contained herein shall be construed as creating any agency, partnership, or other form of joint enterprise between the parties.

     8.6 Waiver. The failure of either party to require performance by the other party of any provision hereof shall not affect the full right to require such performance at any time thereafter; nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

     8.7 Severability. In the event that any provision of this Agreement shall be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a

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whole, and, in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

     8.8 Headings. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section, or in any way affect this Agreement.

     8.9 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes, and the terms of this Agreement govern, any prior or collateral agreements with respect to the subject matters hereof. This Agreement may only be changed by mutual agreement of authorized representatives of the parties in writing.

     8.10 Counterparts. This Agreement may be executed in counterparts with the same force and effect as if each of the signatories had executed the same instrument.

     8.11 Survival. Sections 5, 6, 7, and 8 of this Agreement shall survive any termination of this Agreement.

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     In Witness Whereof, the parties have caused this Agreement to be executed by their duly authorized representatives.

Acteon Networks, Inc.                        Essential Communications
                                             Corporation



By: /s/ Mark A. Bryers                       By: /s/ W. M. Boas
   -----------------------------                ------------------------------
    Mark A. Bryers                               William M. Boas
--------------------------------             ---------------------------------
(Typed or Printed Name)                      (Typed or Printed Name)

Title:  President                            Title:  President & CEO
      --------------------------                   ---------------------------

Date: April 19, 1996                         Date: April 19, 1996
     ---------------------------                  ----------------------------

Address: c/o Bryers Consulting Services,     Address:  4374 Alexander Blvd.,
         Inc.                                          Suite T
         338 Mustang Street                            Albuquerque, NM 87107
         San Jose, CA 95123

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                                   Exhibit A

 .    Unencrypted, commented, and readible Verilog source for the Roadrunner
     ASIC and the simulation environment.

 .    Scripts associated with simulation and synthesis of the Roadrunner ASIC.

 .    Source files for Roadrunner ASIC related manuals (including, without limitations, ASIC Internal Reference Spec. and PCI/Roadrunner Host Interface Spec., version 0.12).

 .    PCI printed circuit board source schematics, bill of materials, layout and assembly instructions.

 .    Source code for host-based diagnostics for the Roadrunner ASIC.

 .    Roadrunner firmware source codes and related driver source codes (for
     UNIX environment).

 .    All software now available to implement the firmware development environment, not including the Meta STEP tools which can be purchased directly from STEP Engineering.

 .    Software release 2.0 "if-layer" source code.

 .    Two (2) fully operational rev. A Roadrunner prototypes, and eight (8) fully operational rev. B Roadrunner prototypes, when such rev. B prototypes exist.

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